UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2022

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2022 (the “Grant Date”), the board of directors (the “Board”) of Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Titan”) granted to each of Avraham Ben-Tzvi, Peter L. Chasey, Eric Greenberg, Matthew C. McMurdo, David Natan and Kate Beebe DeVarney, Ph.D., members of the Board, options (the “Options”) to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.31 per share, being the closing price of the Company’s shares of common stock and the fair market value as defined under the Titan 2015 Omnibus Incentive Plan (the “2015 Plan”) on the Grant Date. The Options have a term of ten years from the Grant Date, vesting in twelve equal monthly allotments through the first anniversary of the Grant Date, and are conditioned only on the approval by the Company’s stockholders of an increase in the authorized number of shares available for issuance under the 2015 Plan. In the event there is a change of control (as defined under the 2015 Plan), any outstanding unvested Options will automatically vest and become exercisable on the date of such change of control in accordance with the terms of the 2015 Plan.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Stock Option Agreement
104	Cover Page Interactive Data File (embedded with the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2022	TITAN PHARMACEUTICALS, INC.

	By:	/s/ David E. Lazar
		Name:	David E. Lazar
		Title:	Chief Executive Officer

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